As filed with the Securities and Exchange Commission on February 25, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             SIEBERT FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

         NEW YORK                                           11-1796714
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
Incorporation or Organization)                                Number)


                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                  212-644-2400
               (Address of Principal Executive Offices) (Zip Code)


                 STOCK OPTION AGREEMENT WITH PATRICIA L. FRANCY
                    STOCK OPTION AGREEMENT WITH JANE H. MACON
                  STOCK OPTION AGREEMENT WITH MONTE E. WETZLER
                            (Full Title of the Plan)


                              --------------------

                             LEONARD M. LEIMAN, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                               FAX: (212) 752-5958
                     (Name and Address of Agent For Service)
           Telephone Number, Including Area Code, of Agent For Service

                              --------------------


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                         AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED                SHARE(1)                PRICE (1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                120,000                $19.75                 $2,370,000              $658.86
===================================================================================================================================

(1) THE PRICE IS ESTIMATED PURSUANT TO RULE 457(h) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND IS THE PRODUCT RESULTING FROM MULTIPLYING 120,000, THE NUMBER OF ADDITIONAL SHARES REGISTERED BY THIS REGISTRATION STATEMENT AS TO WHICH OPTIONS MAY BE GRANTED UNDER THE STOCK OPTION AGREEMENT WITH PATRICIA L. FRANCY, THE STOCK OPTION AGREEMENT WITH JANE
         H. MACON AND THE STOCK OPTION AGREEMENT WITH MONTE E. WETZLER, BY $19.75, THE AVERAGE OF THE HIGH AND LOW PRICES OF SIEBERT FINANCIAL CORP. COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON FEBRUARY 18, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information contained in this Registration Statement has been adjusted to give effect to the 4 for 1 stock split effective April 7, 1998.

          In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in our stock option agreement with Patricia L. Francy, our stock option agreement with Jane
H. Macon and our stock option agreement with Monte E. Wetzler. Such information is not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following   documents  filed  by  Siebert   Financial  Corp.  (the
"Company") are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

                  (ii) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act on July 31, 1998 (the "424(b) Prospectus"), as such 424(b) Prospectus was amended by the filing of a post-effective amendment to the Registration Statement containing the 424(b) Prospectus on each of August 31, 1998, October 1, 1998, November 6, 1998, December 15, 1998 and December 28, 1998.

                  (iii) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (iv)     The   description  of  the  Company's   common  stock
                           contained in the 424(b) Prospectus.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Incorporated by reference to the description of the Common Stock of the Company contained in the 424(b) Prospectus.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares being offered hereby and certain other legal matters in connection with the offering of such securities will be passed upon for the Company by Fulbright & Jaworski L.L.P., securities counsel to the Company.

         Jane H. Macon, a partner in Fulbright & Jaworski L.L.P., the Company's counsel, is a director of the Company. Ms. Macon holds options to purchase 40,000 shares of the Company's common stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company, as amended and restated, provides that the liability of each and every director, in such person's capacity as a director, to the Company and its shareholders, shall be limited and eliminated to the full extent permitted by law (as now or hereafter in effect).

         The By-Laws of the Company provide that the Company shall indemnify any person made a party to a derivative action by reason of the fact that such person was or is a director or officer of the Company, against the reasonable expenses incurred by such person in connection with the defense of such an action or appeal therein, except in matters where such director is found to have breached his or her duty to the Company as set forth in Section 717 of the New York Business Corporation Law, as then in effect or thereafter amended (the "BCL").

         Section 722(c) of the BCL sets forth the standard that a director must meet to be entitled to indemnification in derivative actions. In such actions, the director must have conducted himself or herself in good faith, for a purpose which he or she reasonably believed to be in the best interest of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful; PROVIDED, HOWEVER, that no indemnification is permitted (unless and only to the extent that the court hearing such matter determines that the person is fairly and reasonably entitled to indemnification) in (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company.

         The By-laws of the Company provide that the Company shall indemnify any person made a party to an action other than a derivative action by reason of the fact that such person was or is a director of the Company, against the reasonable expenses incurred by such person in connection with the defense of such an action or appeal therein, so long as the director acted in good faith, for a purpose the director reasonably believed to be in the best interest of the Company and, in criminal matters, had no reasonable cause to believe that his or her conduct was unlawful.

         Section 722(a) of the BCL sets forth the standard that a director must meet to be entitled to indemnification in an action other than a derivative action. In such an action, the director must have conducted himself or herself in good faith, for a purposes which he reasonably believed to be in the best interest of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         4.1 Stock Option Agreement, dated March 11, 1997, between the Company and Patricia L. Francy

         4.2 Stock Option Agreement, dated March 11, 1997, between the Company and Jane H. Macon

         4.3 Stock Option Agreement, dated March 11, 1997, between the Company and Monte E. Wetzler

         5        Opinion of Fulbright & Jaworski L.L.P.

         23.1     Consent of Richard A. Eisner & Company, LLP

         23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

         24       Power of Attorney (included in signature page)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 25th day of February, 1999.

                                     SIEBERT FINANCIAL CORP.

                                     By: /s/ MURIEL F. SIEBERT
                                        ------------------------------
                                             Muriel F. Siebert
                                             Chair and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Muriel F. Siebert and Nicholas P. Dermigny, or either of them, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                        TITLE                                               DATE
     ---------                        -----                                               ----

/s/ MURIEL F. SIEBERT                 Chair, President and Director               February 25, 1999
-------------------------------       (Principal Executive Officer)
    Muriel F. Siebert

                                      Executive Vice President,                   February ___, 1999
-------------------------------       Chief Operating Officer
    Nicholas P. Dermigny              and Director

/s/ MITCHELL M. COHEN                 Chief Financial Officer                     February 25, 1999
-------------------------------       and Assistant Secretary
    Mitchell M. Cohen                 (Principal Financial and
                                       Accounting Officer)

/s/ PATRICIA L. FRANCY                Director                                    February 25, 1999
-------------------------------
    Patricia L. Francy

/s/ JANE H. MACON                     Director                                    February 25, 1999
-------------------------------
    Jane H. Macon

                                INDEX TO EXHIBITS


EXHIBIT
  NO.             DESCRIPTION
-------           -----------

4.1 Stock Option Agreement, dated March 11, 1997, between the Company and Patricia L. Francy

4.2 Stock Option Agreement, dated March 11, 1997, between the Company and Jane H. Macon

4.3 Stock Option Agreement, dated March 11, 1997, between the Company and Monte E. Wetzler

5                 Opinion of Fulbright & Jaworski L.L.P.

23.1              Consent of Richard A. Eisner & Company, LLP

23.2              Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

24                Power of Attorney (included in signature page)